                                                                 EXHIBIT 10.23.1
                              EMPLOYMENT AGREEMENT


     1.   Parties.  The parties to this Employment Agreement (the "Agreement")
          -------
effective as of January 1, 1998 are as follows:

          1.1  Gerard Guez ("Executive"); and

          1.2  Tarrant Apparel Group (including any successors, the "Company").

     2.   Employment and Duties.  Executive is hereby employed as the Chief
          ---------------------
Executive Officer of the Company. Executive shall report directly to the Board of Directors (the "Board") and Executive shall perform such executive duties and functions as shall be specified from time to time by the Board consistent with Executive's position as Chief Executive Officer of the Company, including such duties as are customarily performed by the chief executive officer of a corporation. Executive hereby accepts such employment and agrees to perform the services contemplated herein faithfully, diligently, to the best of Executive's ability and in the best interests of the Company. Executive shall devote substantially all his business time and efforts to the rendition of such services. Executive's principal place of employment and the Company's principal place of business will be in Los Angeles, California .

     3.   Term of Agreement.  The term of this Agreement shall commence on
          -----------------
January 1, 1998 and, unless earlier terminated pursuant to the provisions of
Section 5, shall continue until December 31, 2002 (the "Term").

     4.   Compensation and Other Benefits.  The Company shall provide the
          -------------------------------
following compensation and other benefits to Executive during the Term as compensation for the performance by Executive of his obligations under this
Agreement:

          4.1  Base Salary.  The Company shall pay to Executive an annual base
               -----------
salary (the "Base Salary") at the rate of $1,000,000 per annum (or such increased amount as the Board, its sole discretion, from time to time may determine), payable in approximately equal periodic installments pursuant to the general policy of the Company from time to time, but not less frequently than monthly. Executive's Base Salary may not be decreased during the Term of this Agreement.

          4.2  Annual Bonus.
               ------------

               4.2.1  Amount. In addition to the Base Salary, the Company shall
                      ------
pay to Executive an annual bonus (the "Annual Bonus") for the twelve month period ended December 31, 1998 in the amount of $1,000,000 and for each twelve month period ended December 31, 1999, 2000, 2001 and 2002 in the amount of $2,000,000, in each case payable not later than 90 days after the end of such twelve month period.

               4.2.2  Repayment of Indebtedness. Notwithstanding anything to the
                      -------------------------
contrary contained herein, $500,000 of the Annual Bonus for each of the twelve month periods ended December 31, 1999, 2000, 2001 and 2002 will be applied by the Company first to pay any interest which has accrued as of the date such Annual Bonus is payable on any indebtedness of Executive to the Company and then against the unpaid principal balance of such indebtedness, and the balance, if any, shall be paid to Executive.

               4.2  Pre-Tax Income.  Notwithstanding anything to the contrary
                    --------------
contained herein, each Annual Bonus shall be reduced by the percentage set forth in column (A) below in the event the Company's pre-tax income computed after bonus for the twelve month period ended on the immediately preceding December 31 ("Milestone Pre-Tax Income") shall bear the relationship set forth in column (B) below to the milestone for such twelve month period set forth in columns (C) and
(D):

                              (B)                     (C)              (D)
      (A)               Relationship of          Twelve Months      Milestone
 Reduction In         Actual to Milestone            Ended           Pre-Tax
 Annual Bonus            Pre-Tax Income           December 31        Income
---------------   ----------------------------   --------------   -------------

                  Less Than           Greater
                  Or Equal To         Than
                  -----------         -------

       0%             N/A              100%

      10%             99.9%             90%           1998         $ 35,000,000

      20%             89.9%             80%           1999         $ 55,000,000

      30%             79.9%             70%           2000         $ 69,000,000

      40%             69.9%             60%           2001         $ 91,000,000

     100%             59.9%              0%           2002         $119,000,000


          4.3  Employee Benefit Plans.  During the Term, Executive shall be
               ----------------------
entitled to participate in such pension, welfare, and medical and life insurance plans and programs as are maintained by the Company from time to time for the general benefit of its executive employees (with respect to each of the foregoing, a "Plan" and, collectively, the "Plans").

          4.4  Fringe Benefits.  Executive shall be entitled to such fringe
               ---------------
benefits and perquisites ("Fringe Benefits") as are generally made available to executives of the Company pursuant to Company policy or which are normal to Executive's position, and such other fringe benefits as may be determined by the Board during the Term.

          4.5  Stock Option.  The Company shall grant to Executive the right to
               ------------
purchase up to 666,668 shares of the Common Stock of the Company at an exercise price of $13.50 per share, which right shall expire on November 12, 2008 and shall first become exercisable in the four equal installments of 166,667 shares on December 31, 1998, 1999, 2000 and 2001, all on the further terms and conditions set forth on Exhibit A hereto; provided, however, that (i) the right
                        ---------         --------
to purchase any such shares which theretofore has not become exercisable shall become exercisable on November 2, 2008 and (ii) the number of shares in each such installment shall be reduced by the percentage set forth in column (A) below in the event the Company's pre-tax income computed after bonus for the twelve month period ended on the immediately preceding December 31 ("Milestone Pre-Tax Income") shall bear the relationship set forth in column (B) below to the milestone for such twelve month period set forth in columns (C) and (D):

                              (B)                     (C)              (D)
      (A)               Relationship of          Twelve Months      Milestone
 Reduction In         Actual to Milestone            Ended           Pre-Tax
 Annual Bonus            Pre-Tax Income           December 31        Income
 ------------     -------------------------      -------------      ----------

                  Less Than       Greater
                  Or Equal To     Than
                  -----------     -------
       0%             N/A          100%

      10%             99.9%         90%           1998         $ 35,000,000

      20%             89.9%         80%           1999         $ 55,000,000

      30%             79.9%         70%           2000         $ 69,000,000

      40%             69.9%         60%           2001         $ 91,000,000

     100%             59.9%          0%           2002         $119,000,000


     5.   Termination of Employment.
          -------------------------

          5.1  Termination for Cause.
               ---------------------

               5.1.1 Entitlements Upon Termination for Cause. The Company shall
                     ---------------------------------------
have the right to terminate Executive's employment prior to the expiration of the Term for "Cause," as defined in subsection 5.1.2. If Executive's employment is so terminated, Executive shall be entitled to receive (i) payment of the pro rata portion of Executive's then current Base Salary through and including the date of termination, plus a pro rata portion of Executive's Annual Bonus, if any and if such amount is determinable, for the current year and (ii) payment for all accrued and unused vacation time existing as of the date of termination as reflected in the Company's personnel records, payment of which will be made at a rate calculated in accordance with Executive's then current Base Salary. Executive shall not be eligible to receive Base Salary,

Annual Bonus, or to participate in any Plans or to receive any Fringe Benefits with respect to future periods after the date of such termination, except for the right to receive benefits under any Plan in which Executive participates in accordance with the terms of such Plan, provided that nothing in this subsection shall require the Company to make any contribution or payment to any such Plan after termination of Executive's employment.

               5.1.2 Cause Defined. For the purposes of this Agreement, "Cause"
                     -------------
shall mean: (a) Executive's continual and material failure or refusal (whether intentional, reckless or negligent) to perform his duties under this Agreement;
(b) a material breach by Executive of his fiduciary duties to the Company; or
(c) Executive's indictment of a crime (whether or not denominated a felony) involving dishonesty or moral turpitude.

               5.1.3 Termination Date; Notice. If acts giving rise to the
                     ------------------------
Company's right to terminate under subsection 5.1 exist, Company shall provide specific details of such acts in a written notice of termination delivered by Company to Executive and Executive shall have a reasonable period of time (not less than thirty (30) days and not more than sixty (60) days) to cure such acts. If Executive fails to cure within such period, Executive shall be terminated effective the date written notice of failure to cure is given. If such acts involve fraudulent conduct or moral turpitude, no opportunity to cure shall exist and the date of termination of employment by the Company under subsection
5.1 shall be the date set forth in the written notice of termination delivered by the Company to Executive, unless no such date is specified in such notice, in which case the date of termination shall be the date of receipt by Executive of written notice of termination and such notice shall provide specific details of the fraudulent conduct and/or moral turpitude.

          5.2  Death.  If Executive dies prior to the expiration of the Term,
               -----
his beneficiary or estate shall be entitled to receive such amount of the then current Base Salary, Annual Bonus and other compensation and disbursement of benefits as would have been payable to Executive under a termination for Cause under subsection 5.1 as of the date of death. Executive's beneficiary or estate shall also be entitled to receive such amounts, if any, as are payable to Executive under any applicable insurance policies.

          5.3  Disability.  If Executive becomes Permanently Disabled (as
               ----------
defined below) prior to the expiration of the Term, this Agreement shall be terminated as of the date of such disability. In the event of such termination, Executive shall be entitled to receive such amounts of Base Salary, Annual Bonus and other compensation and disbursement of benefits as would have been payable to Executive under a termination for Cause under subsection 5.1 as of the date on which Executive became Permanently Disabled as defined below. Executive shall also be entitled to receive such amounts, if any, as are payable to Executive under any applicable insurance policies. For the purposes of this subsection, "Permanently Disabled" shall mean the incapacity of Executive due to illness, accident, or other incapacity to perform his duties for a period of ninety (90) consecutive days as determined by the Board.

          5.4  Termination Without Cause.  If Executive is terminated by the
               -------------------------
Company without Cause, the Company shall continue to make the payments provided for in Section 4 at the rate then being paid to Executive through the end of the Term; provided, however, that any salary or bonus Executive may receive from any other employment which he obtains subsequent to such termination shall be offset against and reduce the payments the Company is required to make to Executive hereunder. Executive shall not be required or obligated to obtain other employment to mitigate the payments due him hereunder.

          5.5  Termination of Relationship.  In the event of the termination of
               ---------------------------
the employment relationship between the Company and Executive, Executive shall be deemed to have resigned any and all positions then held by Executive including, without limitation, officerships or governing body memberships in subsidiary corporations of the Company, if any.

     6.   Assignment.  This Agreement shall inure to the benefit of the
          ----------
Company's successors, assigns, grantees and its associated, affiliated, subsidiary and parent companies as may now or hereafter exist. This Agreement shall be binding on Executive, his heirs, executors or administrators, and legal representatives but shall not be assignable by Executive and the obligations of Executive may not be delegated.

     7.   Severability.  In the event that any provision of this Agreement
          ------------
should be held to be void, voidable, unlawful or for any reason unenforceable, the remaining provisions or portions of this Agreement shall remain in full force and effect.

     8.   Notices.  Any notice, request, demand, or other communication required
          -------
or permitted to be given under this Agreement shall be sufficient if in writing and delivered personally or sent by certified or registered mail to the Company at its principal executive offices and to Executive at his residence address as shown on the records of the Company.

     9.   No Third-Party Benefits.  None of the provisions of this Agreement
          -----------------------
shall be for the benefit of, or enforceable by, any third-party beneficiary.

     10.  Amendment; Waiver.  This Agreement may not be modified, amended or
          -----------------
waived in any manner except by an instrument in writing signed by both Executive and the Company. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

     11.  Applicable Law.  This Agreement, Executive's employment relationship
          --------------
with the Company, and any and all matters or claims arising out of or related to this Agreement or Executive's employment relationship with the Company, shall be governed by, and construed in accordance with, the laws of the State of California regardless of the choice of laws provisions of California or any other jurisdiction.

     12.  Supersedes Previous Agreements.  This Agreement constitutes the entire
          ------------------------------
agreement and understanding between the parties to this Agreement and supersedes all prior and contemporaneous negotiations and understandings between the parties whether oral or written, expressed or implied.

     13.  Counterparts.  This Agreement may be executed by the parties in
          ------------
counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     14.  Headings.  The headings of sections and subsections of this Agreement
          --------
are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     15.  Attorneys' Fees.  In the event of any dispute or controversy arising
          ---------------
out of this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable costs, including court and arbitration costs and attorneys' fees and costs.

     IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute, and Executive has executed, this Agreement as of the date first above written.


                                   TARRANT APPAREL GROUP


                                   By:  /s/ James R. Miller
                                       -----------------------------------------
                                       James R. Miller
                                       Chairman of the Compensation
                                       Committee of the Board of Directors



                                        /s/ Gerard Guez
                                       -----------------------------------------
                                       GERARD GUEZ

                                                                      EXHIBIT A
                                                                      ---------


                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------


     THIS NONQUALIFIED STOCK OPTION AGREEMENT is made as of the thirteenth day of October, 1998, between TARRANT APPAREL GROUP, a California corporation (the "Company"), and Gerard Guez ("Optionee").

                                R E C I T A L S
                                ---------------

A. The Compensation Committee (the "Committee") of the Board of Directors of the Company has determined that it is to the advantage and in the best interests of the Company and its shareholders to grant a nonqualified stock option to Optionee covering 666,668 shares of the Company's Common Stock (or any class of stock into which such Common Stock is converted or reclassified) ("Common Stock") as an inducement to remain in the service of the Company and as an incentive for increased effort during such service, and has approved the execution of this Nonqualified Stock Option Agreement between the Company and Optionee.

B.   The option granted hereby is not intended to qualify as an "incentive stock
                                  ---
     option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.  The Company grants to Optionee the right and option
          ---------------
("Option") to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of 666,668 shares of Common Stock at the purchase price of $13.50 per share, which price is equal to the fair market value of such stock (as determined pursuant to Section 4 hereof) on the date of this Agreement. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on October 12, 2008 (the "Expiration Date").

     2.   Vesting.  The Option shall first become exercisable in the four equal
          -------
installments of 166,667 shares on December 31, 1998, 1999, 2000 and 2001;

provided, however, that (i) the right to purchase any such shares which
--------
theretofore has not become exercisable shall become exercisable on October 11, 2008 and (ii) the number of shares in each such installment shall be reduced by the percentage set forth in column (A) below in the event the Company's pre-tax income for the twelve month period ended on the immediately preceding December 31 ("Milestone Pre-Tax Income") shall bear the relationship set forth in column (B) below to the milestone for such twelve month period set forth in columns (C) and (D):


                              (B)                     (C)              (D)
      (A)               Relationship of          Twelve Months      Milestone
 Reduction In         Actual to Milestone            Ended           Pre-Tax
    Vesting              Pre-Tax Income           December 31        Income
 -------------    ------------------------       -------------      ---------

                  Less Than       Greater
                  Or Equal To     Than
                  -------------   --------

       0%              N/A         100%

      10%             99.9%         90%           1998         $35,000,000

      20%             89.9%         80%           1999         $55,000,000

      30%             79.9%         70%           2000         $69,000,000

      40%             69.9%         60%           2001         $91,000,000

     100%             59.9%          0%           2002         $119,000,000


     3.   Manner of Exercise.  Each exercise of this Option shall be by means of
          ------------------
a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased solely (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of, Optionee, valued at their fair market value, as determined in accordance with Section 4 hereof, or
(iii) (x) by a promissory note made by Optionee in favor of the Company, upon the terms and conditions determined by the Committee including, to the extent the Committee determines appropriate, a security interest in the shares issuable upon exercise or other property, or (y) through a "cashless exercise," in either case complying with applicable law (including, without limitation, state and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of this Option shall be valued at their fair market value determined (in accordance with Section 4 hereof) on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date). This Option may not be exercised for a fraction of a share and no partial exercise of this Option may be for less than (a) one hundred (100) shares or (b) the total number of shares then eligible for exercise, if less than one hundred (100) shares.

     This Option may be exercised (i) during the lifetime of Optionee only by Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder ("Qualified Domestic Relations Order"); and (iii) after Optionee's death by his or her transferees by will or the laws of descent or distribution.

     4.   Fair Market Value of Common Stock.  The fair market value of a share
          ---------------------------------
of Common Stock shall be determined for purposes of this Agreement by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on a stock exchange, by reference to the closing price (if approved for quotation on the NASDAQ National Market) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers, Inc. through NASDAQ (or its successor in function), in each case as reported by

The Wall Street Journal, for the business day immediately preceding the date on
-----------------------
which the option is granted (which, for all purposes, shall be the date of this Agreement) or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

     5.   Shares to be Issued in Compliance with Federal Securities Laws and
          ------------------------------------------------------------------
Exchange Rules.  By accepting the Option, Optionee represents and agrees, for
--------------
Optionee and his legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the Option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws. If required by the Committee at the time the Option is exercised, Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act or state blue sky laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of this Option shall be issued in full compliance with the Securities Act, state blue sky laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

     6.   Withholding of Taxes.  Upon the exercise of this Option, the Company
          --------------------
shall have the right to require Optionee or Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

     7.   No Assignment.  This Option and all other rights and privileges
          -------------
granted hereby shall not be transferred, either voluntarily or by operation of law otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Upon any attempt to so transfer or otherwise dispose of this Option or any other right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

     8.   Adjustment for Reorganizations, Stock Splits, etc.  If the outstanding
          -------------------------------------------------
shares of Common Stock of the Company (or any other class of shares or securities which shall have become issuable upon the exercise of this Option pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

     Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Option shall terminate; provided, however, that notwithstanding the foregoing,
                        --------  -------
the Committee shall provide in writing in connection with such transaction for the appropriate satisfaction of this Option by one or more of the following alternatives (separately or in combinations): (i) for the Option to become immediately exercisable notwithstanding the provisions of Sections 2 and 3; (ii) for the assumption by the successor corporation of this Option or the substitution by such corporation therefor of a new option covering the stock of the successor corporation or its affiliates with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Option by such successor corporation in the manner and under the terms provided herein; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of this Option.

     Adjustments under this Section 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

     9.   Participation by Optionee in Other Company Plans.  Nothing herein
          ------------------------------------------------
contained shall affect the right of Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

     10.  No Rights as a Shareholder Until Issuance of Stock Certificate.
          --------------------------------------------------------------
Neither Optionee nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a shareholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to Optionee. No shares shall be issued and delivered upon the exercise of this Option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     11.  Not an Employment or Service Contract.  Nothing herein contained shall
          -------------------------------------
be construed as an agreement by the Company or any of its affiliates, express or implied, to employ Optionee or contract for Optionee's services, to restrict the Company's or such affiliate's right to discharge Optionee or cease contracting for Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between Optionee and the Company or any of its affiliates.

     12.  Execution.  The interpretation, performance and enforcement of this
          ---------
Agreement shall be governed by the internal substantive laws of the State of California.

                                    TARRANT APPAREL GROUP


                                    By ___________________________
                                       Mark B. Kristof,
                                       Vice President - Finance and
                                       Chief Financial Officer

                                    OPTIONEE


                                    ______________________________
                                    Gerard Guez

     By her signature below, the spouse of Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.

                                    OPTIONEE'S SPOUSE


                                    ________________________________
                                    JACQUELINE ROSE GUEZ